UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): JULY 16, 2010
FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 713-6000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Securities Purchase Agreement
On July 16, 2010, Fibrocell Science, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers in the aggregate: (i) 2,702 shares of Series B Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (“Series B Preferred”), and (ii) warrants to purchase 4,503,334 shares of Company common stock (“Common Stock”) at an exercise price of $0.8054 per share (the “Warrants”). The closing of the Series B Preferred and the Warrants to the Purchasers (the “Transaction”) will be consummated as soon as practicable.
The aggregate purchase price paid by the Purchasers for the Series B Preferred and the Warrants was $2,702,000 (representing $1,000 for each share of Series B Preferred together with the Warrants). The Company intends to use the proceeds for working capital purposes.
Viriathus Capital LLC and John Carris Investments LLC were co-placement agents for the Transaction, and received, in the aggregate, cash compensation of $216,160 and warrants to purchase 360,267 shares of Common Stock at an exercise price of $0.60 per share.
The form of the Purchase Agreement is attached hereto as Exhibit 10.1.
Terms of the Series B Preferred
To designate and establish the shares of Series B Preferred, the Company’s Board of Directors (the “Board”) approved, and on July 16, 2010, the Company filed with the Delaware Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”).
Dividends; Rank; Liquidation
Holders of the Series B Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum (subject to increase in certain circumstances), payable quarterly in arrears on January 15, April 15, July 15 and October 15, beginning on January 15, 2011. The dividends are payable in cash, or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal to 110% of the cash dividend amount payable on the dividend payment date, or a combination thereof; provided that the Company may not pay the dividends in shares of Common Stock unless the Company meets certain conditions described in the Certificate of Designation, including that the resale of the shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”) or is otherwise eligible to be resold pursuant to an exemption from the Securities Act. If the Company pays the dividend in shares of Common Stock, the Common Stock will be valued for such purpose at 80% of the average of the volume weighted average price for the 10 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date
The Series B Preferred ranks senior to all shares of Common Stock, and junior to the Company’s Series A Convertible Preferred Stock.
Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value of the Common Stock, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series B Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion; Conversion Price; Forced Conversion; Optional Redemption
Each share of Series B Preferred is convertible into a number of shares of Common Stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.60, subject to adjustment as discussed below (the “Conversion Price”).
With certain exceptions, if, at any time while the Series B Preferred is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then Conversion Price, then the Conversion Price will be reduced to equal the lower price. The Conversion Price is also subject to proportional adjustment in the event of any stock split, stock dividend, reclassification or similar event with respect to the Common Stock.
Commencing six months from the date of the Purchase Agreement, if the volume weighted average price for each of any 20 consecutive trading days exceeds 200% of the then effective Conversion Price and various other equity conditions are satisfied (including that the resale of the shares underlying the Series B Preferred has been registered under the Securities Act), upon 30 days notice, the Series B Preferred plus all accrued and unpaid dividends will automatically convert into shares of Common Stock.
Commencing two years from the date of the Purchase Agreement, upon 30 days notice and provided various other equity conditions are satisfied (including that the resale of the shares underlying the Series B Preferred has been registered under the Securities Act), the Company may redeem some or all of the then outstanding Series B Preferred for cash in an amount equal to the 150% of the stated value of the Series B Preferred.
Voting
The holders of the Series B Preferred have no voting rights except with respect to specified matters affecting the rights of the Series B Preferred.
Negative Covenants
As long as any shares of Series B Preferred are outstanding, the Company may not, directly or indirectly: (a) amend its charter documents in any manner that materially and adversely affects any rights of the holders of the Series B Preferred; (b) pay cash dividends or distributions on junior securities of the Company (including the Common Stock); or (c) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company.
Triggering Events
In the event of a Triggering Event (as defined in the Certificate of Designation and described below), any holder of Series B Preferred may require the Company to redeem all of its Series B Preferred, at a redemption price equal to the greater of (a) 130% of the stated value and (b) the product of (i) the volume weighted average price on the trading day immediately preceding the date of the Triggering Event and (ii) the stated value divided by the then Conversion Price, plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the Series B Preferred. Triggering Events include, among other things, bankruptcy related events, change of control transactions (as defined in the Certificate of Designation), and various types of failures to perform under, and breaches of, the transaction documents.
The form of Certificate of Designation is attached hereto as Exhibit 3.1.

Warrants
The Warrant is exercisable upon issuance and expires July 19, 2015. The initial exercise price of the Warrants is $0.8054 per share. With certain exceptions, if, at any time while the Warrants are outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then exercise price of the relevant Warrant, then the exercise price of such Warrant will be reduced to equal the lower price, and the number of shares issuable under the Warrant be proportionately increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment. The Warrants are callable by the Company if at any time the volume weighted average price of the Company’s Common Stock exceeds 250% of the then exercise price of the Warrants.
The warrants to be issued to the placement agents for the transaction are similar to the Warrants being issued to the investors in the offering, provided that the warrant exercise price is $0.60 per share, and the warrant may be cashlessly exercised at any time and are not callable by the Company.
The form of Warrants is attached hereto as Exhibit 4.1 and the form of Placement Agent Warrants is attached hereto as Exhibit 4.2.
Registration Rights Agreement
In connection with the Purchase Agreement, the Company also entered into Registration Rights Agreements with the Purchasers, which requires the Company to register the resale of the shares of Common Stock underlying the Series B Preferred Stock, the shares of Common Stock underlying the Warrants and, at the Company’s options, all shares of Common Stock issuable as dividends on the Series B Preferred. The Company is required to file the registration statement within the time periods set forth in the agreement and the registration statement must be declared effective within 90 days of filing date (120 days if the registration statement is fully reviewed by the SEC), or the Company will be required to pay liquidated damages as set forth in the agreement.
The form of the Registration Rights Agreement is attached hereto as Exhibit 10.2.
The above description of the material terms of the Transactions is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 4.1, 4.2, 10.1, and 10.2, which are incorporated herein by reference.
In October 2009, the Company completed on offering of Series A Preferred Stock and Warrants (the “October 2009 Offering”), and in March 2010, the Company completed an offering of Common Stock and warrants (the “March 2010 Offering”). Each of the foregoing securities were subject to certain anti-dilution provisions, which provisions require the lowering the conversion price of the Series A Preferred Stock and the exercise price of the warrants to the purchase price in the current offering, or $0.60, and require that the number of shares issuable under the warrants be proportionately increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.
Item 3.02. Unregistered Sales of Equity Securities
The information contained in Item 1.01 is hereby incorporated by reference. The Series B Preferred and the Warrants were sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that it was an “accredited investor” as defined in Regulation D.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designation, which authorizes a total of 6,192 shares of Series B Preferred, was filed with the Delaware Secretary of State on July 16, 2010 and was effective upon filing.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated July 16, 2010.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Placement Agent Warrant

10.1	Securities Purchase Agreement dated July 16, 2010

10.2	Form of Registration Rights Agreement.
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.
Date: July 19, 2010	By:	/s/ Declan Daly
Declan Daly,
Chief Operating Officer